Exhibit 10.9

ARTICLES OF INCORPORATION

OF

PREMIER MEDICAL CONSULTANTS, INC.

ARTICLE 1: NAME AND MAILING ADDRESS

The name of this corporation is PREMIER MEDICAL CONSULTANTS, INC., and its principal office or mailing address is: 12295 Oakwind Place, Seminole, FL 33772.

ARTICLE 2: DURATION

This Corporation shall exist perpetually, commencing as of the date of acceptance and filing of these Articles by the Secretary of State of the State of Florida.

ARTICLE 3: PURPOSE

This Corporation is organized for the purpose of transacting any and all lawful business.

ARTICLE 4: CAPITAL STOCK

This Corporation is authorized to issue 10,000 shares of $0.10 par value common stock.

ARTICLE 5: INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial registered office is this Corporation is 12295 Oakwind Place, Seminole, FL 33772, and the name of the initial registered agent is JON TREZONA.

ARTICLE 6: INITIAL BOARD OF DIRECTORS

This Corporation initially shall have 1 director. The number of directors may be either increased or diminished from time to time as provided in the Bylaws but shall never be less than one. The names and addresses of the initial directors of this Corporation are:

NAME	ADDRESS
JON TREZONA	12295 Oakwind Place Seminole, Florida 33772

ARTICLE 7: INCORPORATOR

The name and address of each person signing these Articles is:

NAME	ADDRESS
JON TREZONA	12295 Oakwind Place Seminole, Florida 33772

ARTICLE 8: CUMULATIVE VOTING

At each election for directors every shareholder entitled to vote at such election shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors to be elected at that time multiplied by the number of his shares, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE 9: PREEMPTIVE RIGHTS

Each holder of the common stock of this Corporation shall have the first right (subject to adjustments to avoid the issuance of fractional shares) to purchase shares of any other securities that this Corporation may issue from time to time, whether or not such shares are presently authorized, including shares from the treasury of this Corporation, in the ratio that the number of shares of common stock held by such shareholder at the time of issue then bears to the total number of shares of common stock then outstanding. This right is waived by any holder of the common stock who does not exercise it and pay for the stock available for purchase pursuant to such preemptive rights, within 30 days of his receipt of a written notice from this Corporation inviting him to exercise such right.

ARTICLE 10: INDEMNIFICATION

The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

ARTICLE 11: BYLAWS

The initial Bylaws shall be adopted by the Board of Directors. The power to alter, amend or repeal the Bylaws or adopt new Bylaws is vested in the Board of Directors, subject to repeal or change by action of the shareholders.

ARTICLE 12: AMENDMENT

This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 22nd day of January, 1997.

JON TREZONA
“Incorporator”

ACCEPTANCE OF REGISTERED AGENT

Having been named to accept service of process for the above-named corporation at a place designated in these Articles of Incorporation, I hereby accept to act in this capacity, and agree to comply with the provisions of Chapter 48.091, Florida Statutes, relative to keeping open said office for service of process.

Dated this 22nd day of January, 1997.

JON TREZONA, Registered agent